Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Horace Mann Educators Corporation

We consent to the incorporation by reference in the registration statements (No. 33-47066, No. 33-45152, No. 333-16473, No. 333-74686, No. 333-98917, No. 333-171384 and No. 333-185231) on Form S-8 and the registration statement (No. 333-178898) on Form S-3 of Horace Mann Educators Corporation and subsidiaries (the Company) of our report dated March 3, 2014, with respect to the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2013, and all related financial statement schedules and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of the Company.

/s/ KPMG LLP
KPMG LLP

Chicago, Illinois
March 3, 2014